UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026 (January 20, 2026)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2026 (January 21, 2026 AWST), Energy Fuels Inc. ("Energy Fuels") and Australian Strategic Materials Limited ("ASM") entered into a Scheme Implementation Deed (the "Deed"), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Energy Fuels or a subsidiary of Energy Fuels (collectively, "Energy Fuels Bidder") will acquire all ASM ordinary shares issued and outstanding (the "ASM Shares") pursuant to a court-approved scheme of arrangement under Australia's Corporations Act 2001 (Cth) ("Corporations Act") (the "Scheme" and such acquisition, the "Transaction").

Under the Deed, at the time of implementation of the Scheme (the “Closing”), all ASM Shares issued and outstanding as of the Scheme Record Date (as defined in the Deed) will be transferred to Energy Fuels Bidder, and the holders of such ASM Shares (“Scheme Shareholders”) will have the right to receive, for each such ASM Share, (i) 0.053 Energy Fuels common shares or CHESS Depository Interests (“CDI”) for each ASM share held (representing an implied value of A$1.47 per ASM Share as of the close of trading on January 16, 2026, which is the date the share exchange ratio was set) (the “Share Consideration”) and (ii) up to A$0.13 in cash, permitted to be paid by way of a special dividend by ASM to its shareholders prior to Closing (the “Special Dividend”, and together with the Share Consideration, the “Scheme Consideration”) for each ASM ordinary share held, for a total implied value of A$1.60 per ASM share as of the close of trading on January 16, 2026. This implies a Transaction value of approximately A$447 million as of close of trading on January 16, 2026 (except that, where a Scheme Shareholder resides in certain jurisdictions (each, an “Ineligible Foreign Shareholder”), such Ineligible Foreign Shareholder will receive the Share Consideration in the form of net proceeds of the sale by a sale nominee of common shares of Energy Fuels on its behalf (“Sale Nominee Energy Fuels Shares”) that such Ineligible Foreign Shareholder would otherwise have been entitled to receive in the form of Share Consideration). Post-Closing, ASM shareholders, as a group, would own approximately 5.8% of Energy Fuels' outstanding shares (subject to dilution as a result of any further share issuances made by Energy Fuels from this time until Closing). As the share exchange ratio has been fixed, this percentage of Energy Fuels outstanding shares to be owned by the ASM shareholders as a group, will not change (subject to any such dilution), however the value of that 5.8% interest in Energy Fuels’ outstanding shares will increase or decrease as the value of Energy Fuels shares may increase or decrease prior to Closing. As a result, the Transaction value at Closing could be higher or lower than the Transaction value calculated as of the date the exchange ratio was set on January 16, 2026.

ASM option holders will receive A$0.50 per ASM option under a separate, but concurrent, scheme of arrangement ("Option Scheme"). The acquisition of ASM Shares under the Scheme is not dependent on the Option Scheme proceeding. However, the implementation of the Option Scheme is subject to the acquisition of ASM Shares under the Scheme becoming effective.

Conditions to the Transaction

The respective obligations of Energy Fuels and ASM to consummate the Transaction are subject to the satisfaction or waiver (if applicable) of a number of customary conditions, including (but not limited to): (1) approval by Scheme Shareholders of the Scheme in accordance with the Corporations Act; (2) approval by Australia’s Foreign Investment Review Board; (3) non-occurrence of certain actions of the parties between signing and Closing of the Transaction; (4) approval of the Scheme by the Federal Court of Australia (commenced in the Perth registry) or another court of competent jurisdiction under the Corporations Act agreed in writing by the parties (the “Court”); (5) the absence of any governmental order, injunction, decree or ruling by an Australian, United States, Canadian or South Korean court or regulatory authority prohibiting consummation of the Transaction; (6) issuance of an independent expert report concluding that the Scheme is in the best interests of the Scheme Shareholders before the Scheme Booklet (as defined in the Deed) is registered by the Australian Securities & Investments Commission; (7) the Share Consideration shares and the Sale Nominee Energy Fuels Shares (collectively, the “New Energy Fuels Shares”) issuable pursuant to the Transaction having been approved for listing on the NYSE American and the Toronto Stock Exchange, respectively, and quotation of Energy Fuels CDI consideration on the Australian Securities Exchange and (8) the New Energy Fuels Shares being issued pursuant to an exemption to registration requirements of applicable U.S. and Canadian securities laws. The Closing of the Transaction is expected to occur in or about June 2026, subject to the satisfaction or waiver of such conditions.

Representations and Warranties; Covenants

The Deed contains representations and warranties given by Energy Fuels and ASM. The Deed also contains pre-Closing covenants as is customary for transactions of this nature and covenants by each of the parties to refrain from taking specified actions without the consent of the other party.

ASM’s board of directors has unanimously recommended that ASM’s shareholders and optionholders (as applicable) vote in favor of the Scheme and Option Scheme (as applicable), in the absence of a superior proposal and subject to the independent expert concluding (and continuing to conclude) that the Scheme and Option Scheme (as applicable) is in the best interest of ASM’s shareholders and optionholders (as applicable). Each ASM director intends to vote, or procure the voting of, all ASM shares and options that they hold or control at the date of this announcement, and any ASM shares or options acquired prior to the Scheme meeting, in favor of the Transaction, subject to those same qualifications. In addition, the Deed provides that, during the period from the date of the Deed until the termination of the Deed in accordance with its terms, ASM is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to those same qualifications.

Termination and Termination Fees

The Deed contains certain termination rights for both parties. Either party may terminate the Scheme by written notice including where, (a) the parties are unable to agree on a revision to the terms of the Scheme after a failure of certain conditions precedent to the Scheme, (b) either party is in material breach of any of its obligations under the Deed, subject to certain cure periods or (c) ASM's board of directors makes an adverse change in recommendation or publicly endorses a competing proposal.

Under the Deed, ASM will be required to pay a Reimbursement Fee (as defined in the Deed) to Energy Fuels in certain circumstances, equal to A$4,470,000, being 1.0% of the Transaction value at the time of signing the Deed.

Under the Deed, Energy Fuels will be required to pay a Reverse Reimbursement Fee (as defined in the Deed) to ASM in certain circumstances, equal to A$4,470,000, being 1.0% of the Transaction value at the time of signing the Deed.

Additional Information

The foregoing description of the Transaction, the Scheme and the Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Deed, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The New Energy Fuels Shares to be issued pursuant to the Scheme will be exempt from the registration requirements of the United States Securities Act of 1933, as amended, (the “Securities Act”) under Section 3(a)(10) thereof.

Item 7.01. Regulation FD Disclosure.

Energy Fuels prepared an investor presentation (the "Investor Presentation") in relation to the proposed acquisition of ASM. A copy of the Investor Presentation is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Scheme Implementation Deed, dated as of January 21, 2026 (AWST), by and among Energy Fuels Inc. and Australian Strategic Materials Limited.

99.1	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains certain "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable United States and Canadian securities legislation, which may include, but are not limited to, statements with respect to: any expectation that the Scheme will be implemented and that Closing will occur; any expectation that the Option Scheme will be implemented; any expectation that ASM will declare the Special Dividend and the amount of the Special Dividend; any expectation that each ASM director will vote, or procure the voting of, all ASM shares and options that such director holds or controls in favor of the Scheme and Option Scheme; any expectation as to the timing of Closing of the Scheme and Option Scheme; any expectation that Post-Closing, ASM shareholders, as a group, would own any specific percentage of Energy Fuels' outstanding shares; and any expectation that the Transaction value at Closing could be higher or lower than the Transaction value calculated as of the date the exchange ratio was set on January 16, 2026. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects," "does not expect," "is expected," "is likely," "budgets," "scheduled," "estimates," "forecasts," "intends," "anticipates," "does not anticipate," or "believes," or variations of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: failure to obtain approval by Scheme Shareholders of the Scheme in accordance with the Corporations Act; failure to receive approval by Australia’s Foreign Investment Review Board; the occurrence of certain actions of the parties between signing and Closing of the Transaction; failure to obtain approval of the Scheme by the Court; the receipt of any governmental order, injunction, decree or ruling by an Australian, United States, Canadian or South Korean court or regulatory authority prohibiting consummation of the Transaction; the issuance of an independent expert report concluding that the Scheme is not or is no longer in the best interests of the Scheme Shareholders, at any time; the New Energy Fuels Shares issuable in the Transaction not having been approved for listing on the NYSE American and the Toronto Stock Exchange, respectively, and quotation of Energy Fuels CDI consideration on the Australian Securities Exchange; the New Energy Fuels Shares not being issued pursuant to an exemption to registration requirements of applicable U.S. and Canadian securities laws; the existence of a superior proposal; the termination of the Deed by either party in accordance with its terms, including in the event ASM’s board of directors makes an adverse change in recommendation or publicly endorses a competing proposal; and the other factors described under the caption "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, which is available for review on EDGAR at www.sec.gov/edgar.shtml, on SEDAR+ at www.sedarplus.ca, and on the Company's website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this news release, and Energy Fuels disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: January 26, 2026	By: /s/ David C. Frydenlund David C. Frydenlund Executive Vice President and Chief Legal Officer